Exhibit 99.1
Marathon Petroleum Corp. Reports Third-Quarter 2025 Results
•Third-quarter net income attributable to MPC of $1.4 billion, or $4.51 per diluted share, adjusted net income of $915 million, or $3.01 per diluted share
•$3.2 billion of adjusted EBITDA, driven by strong Refining & Marketing execution; and continued Midstream growth
•$926 million of capital returned, inclusive of $650 million of share repurchases
•Announced 10% quarterly dividend increase
•MPLX’s 12.5% quarterly distribution increase will result in $2.8 billion of expected annual distributions to MPC

FINDLAY, Ohio, Nov. 4, 2025 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $1.4 billion, or $4.51 per diluted share, for the third quarter of 2025, compared with net income attributable to MPC of $622 million, or $1.87 per diluted share, for the third quarter of 2024.
Adjusted net income was $915 million, or $3.01 per diluted share, for the third quarter of 2025. Adjustments are shown in the accompanying release tables.
In the third quarter of 2025, the company recorded a $56 million charge resulting from the quarterly fair value remeasurement of outstanding performance-based stock compensation. This reduced diluted earnings per share and adjusted diluted earnings per share by $0.14
The third quarter of 2025 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $3.2 billion, compared with $2.5 billion for the third quarter of 2024. Adjustments are shown in the accompanying release tables.
“In the third quarter, Refining & Marketing delivered strong cash generation,” said President and Chief Executive Officer Maryann Mannen. “In Midstream, we took actions to grow and optimize the portfolio, strengthening the durability of mid-single digit segment adjusted EBITDA growth. MPLX will provide $2.8 billion of annualized distributions to MPC that we expect to cover our dividends and standalone capital spending, and to be a source of capital allocation, a differentiator in the energy industry. Our integrated value chains and geographically diversified assets position us to lead in capital allocation.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Refining & Marketing segment adjusted EBITDA	$1,762	$1,136	$4,141	$5,144
Midstream segment adjusted EBITDA	1,709	1,628	5,070	4,837
Renewable Diesel segment adjusted EBITDA	(56)	(61)	(117)	(178)
Subtotal	3,415	2,703	9,094	9,803
Corporate	(238)	(224)	(691)	(675)
Add: Depreciation and amortization	29	28	64	75
Adjusted EBITDA	$3,206	$2,507	$8,467	$9,203

Refining & Marketing (R&M)
Segment adjusted EBITDA was $1.8 billion in the third quarter of 2025, versus $1.1 billion for the third quarter of 2024. R&M segment adjusted EBITDA was $6.37 per barrel for the third quarter of 2025, versus $4.15 per barrel for the third quarter of 2024. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $400 million in the third quarter of 2025 and $287 million in the third quarter of 2024.
R&M margin was $17.60 per barrel for the third quarter of 2025, versus $14.63 per barrel for the third quarter of 2024. Crude capacity utilization was 95%, resulting in total throughput of 3.0 million barrels per day (bpd) for the third quarter of 2025. R&M margin results were driven by higher crack spreads compared to the third quarter of 2024.
Refining operating costs were $5.59 per barrel for the third quarter of 2025, versus $5.23 per barrel for the third quarter of 2024.
Midstream
Segment adjusted EBITDA was $1.7 billion in the third quarter of 2025, versus $1.6 billion for the third quarter of 2024, reflecting year-over-year growth of 5%. The results were primarily driven by higher rates and throughputs plus contributions from recent acquisitions, partially offset by higher operating expenses.
Renewable Diesel
Segment adjusted EBITDA was $(56) million in the third quarter of 2025, versus $(61) million for the third quarter of 2024. The results reflect increased utilization to 86%, offset by a weaker margin environment, compared to the prior year quarter.
Corporate and Items Not Allocated
Corporate expenses totaled $238 million in the third quarter of 2025, compared with $224 million in the third quarter of 2024. The results are largely driven by quarterly fair value remeasurement of outstanding performance-based stock compensation.
Financial Position, Liquidity, and Return of Capital
As of September 30, 2025, MPC had $2.7 billion of cash and cash equivalents, including $1.8 billion of cash at MPLX, and no borrowings outstanding under its $5 billion five-year bank revolving credit facility.
On August 11, 2025, MPLX issued $4.5 billion aggregate principal amount of unsecured senior notes in an underwritten public offering.

In the third quarter, the company returned approximately $926 million of capital to shareholders. As of September 30, 2025, the company had $5.4 billion available under its share repurchase authorizations.
Strategic Update
MPC’s Refining & Marketing 2025 capital spending outlook includes continued high-return investments at its Los Angeles, Galveston Bay and Robinson refineries. In addition to these multi-year investments, the company is executing shorter-term projects that offer high returns through margin enhancement and cost reduction.
•Los Angeles: An investment targeted at improving the refinery’s competitiveness by integrating and modernizing utility systems to improve reliability and increase energy efficiency. It is also intended to address a regulation mandating emissions reductions for all Southern California refineries. Capital spending in 2025 is expected to be $100 million, with an estimated return of approximately 20% and a completion targeted for year-end 2025.
•Robinson: A project that will increase the refinery’s flexibility to maximize higher value jet fuel production to meet growing demand. Capital spending in 2025 is expected to be $150 million, with another $50 million in 2026. The project’s estimated return is 25% and completion is expected by year-end 2026.
•Galveston Bay: A project to upgrade high-sulfur distillate to higher-value ultra-low sulfur diesel with the addition of a 90 thousand bpd (mbpd) high-pressure distillate hydrotreater (DHT). Capital spending in 2025 is expected to be $200 million, with another $575 million in 2026 and 2027. The project’s estimated return is greater than 20% and completion of the DHT is expected by year-end 2027.
In the third quarter, the company completed the sale of its interest in an ethanol production joint venture to its partner for gross proceeds of $427 million.
MPC’s Midstream segment is expanding its Permian to Gulf Coast integrated value chain, progressing long-haul pipeline growth projects to support expected increased producer activity, and investing in Permian and Marcellus processing capacity in response to producer demand. Updates include:
Newly Announced
•Eiger Express Pipeline: In the third quarter, MPLX and its partners announced FID of the Eiger Express natural gas pipeline with the capacity to transport up to 2.5 billion cubic feet per day (Bcf/d) from the Permian basin to Katy, Texas, with connectivity to Agua Dulce via the Traverse pipeline. The Eiger Express pipeline is expected in service in mid-2028.
Ongoing
•Secretariat: A 200 million cubic feet per day (MMcf/d) processing plant increasing MPLX's gas processing capacity in the Permian basin to 1.4 Bcf/d; expected in service at the end of 2025.
•Harmon Creek III: Consists of a 300 MMcf/d processing plant and 40 mbpd de-ethanizer, which will increase MPLX's processing capacity in the Northeast to 8.1 Bcf/d and fractionation capacity to 800 mbpd; expected in service in the second half of 2026.
•Titan Complex (Northwind): The second sour gas treating plant is anticipated to be fully online in the second half of 2026, which will increase sour gas treating capacity in the Permian to over 400 MMcf/d from its acquired level of 150 MMcf/d.
•BANGL Pipeline: In July, MPLX acquired the remaining interest of BANGL, LLC. The BANGL pipeline is expanding from 250 mbpd to 300 mbpd and will enable liquids to reach MPLX's Gulf Coast fractionators. The expansion is expected in service in the second half of 2026.

•Blackcomb and Rio Bravo Pipelines: These pipelines (up to 2.5 Bcf/d and 4.5 Bcf/d, respectively) are designed to transport natural gas from the Permian to domestic and export markets along the Gulf Coast; expected in-service in the second half of 2026.
•Traverse Pipeline: A bi-directional 2.5 Bcf/d pipeline designed to transport natural gas along the Gulf Coast between Agua Dulce and the Katy area. The pipeline enhances optionality for shippers to access multiple premium markets, and is expected in service in 2027.
•Gulf Coast Fractionators: Two 150 mbpd fractionation facilities near MPC's Galveston Bay refinery. The fractionation facilities are expected in service in 2028 and 2029. MPC is contracting with MPLX to purchase offtake from the fractionators, which MPC intends to market globally.
•LPG Export Terminal: Constructing a 400 mbpd LPG export terminal in an advantaged location for global market access, and an associated pipeline, which is anticipated in service in 2028; a strategic partnership with ONEOK.

Fourth-Quarter 2025 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.80
Distribution costs (in millions)	$1,575
Refining planned turnaround costs (in millions)	$420
Depreciation and amortization (in millions)	$400

Refinery throughputs (mbpd):
Crude oil refined	2,675
Other charge and blendstocks	230
Total	2,905

Corporate (includes $20 million of D&A)	$240

(a)Excludes refining planned turnaround and depreciation and amortization expense.

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream and midstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President Finance and Investor Relations
Brian Worthington, Senior Director, Investor Relations
Alyx Teschel, Director, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Market Data
Certain relevant benchmark margin and market data, including pricing, regional and blended crack spreads and sweet and sour crude differentials, along with a hypothetical Refining and Marketing margin indicator based on such margin and market data and operational guidance provided for each quarter, is available on MPC’s Investors website at www.marathonpetroleum.com/Investors/Investor-Market-Data. MPC intends to update this information each month no later than the close of business on the second business day following the end of each month unless otherwise noted and may also provide additional updates within each month. Interested parties may register to receive automatic email alerts when the information is updated by clicking on “Sign Up” at https://www.marathonpetroleum.com/Investors/ and following the instructions provided.

Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, including the federal government shutdown, changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids (“NGLs”), or renewable diesel and other renewable fuels or taxation, including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One, Big, Beautiful Bill Act; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, tariffs, inflation or rising interest rates; the regional, national and worldwide demand for refined products and renewables and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, renewable diesel and other renewable fuels, NGLs and other feedstocks and related pricing differentials; the adequacy of capital resources and liquidity and timing and amounts of free cash flow necessary to execute our business plans, affect future share repurchases and to maintain or grow our dividend; the success or timing of completion of ongoing or anticipated projects; changes to the expected construction costs and in service dates of planned and ongoing projects and investments, including pipeline projects and new processing units, and the ability to obtain regulatory and other approvals with respect thereto; the ability to obtain the necessary regulatory approvals and satisfy the other conditions necessary to consummate planned transactions within the expected timeframes if at all, including the recently announced Rockies divestiture; the ability to realize expected returns or other benefits on anticipated or ongoing projects or planned transactions, including the recently completed Northwind acquisition; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; the inability or failure of our joint venture partners to fund their share of operations and development activities; the financing and distribution decisions of joint ventures we do not control; our ability to successfully implement our sustainable energy strategy and principles and to achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the imposition of windfall profit taxes, maximum refining margin penalties, minimum inventory requirements or refinery maintenance and turnaround supply plans on companies operating within the energy industry in California or other jurisdictions; the establishment or increase of tariffs on goods, including crude oil and other feedstocks imported into the United States, other trade protection measures or restrictions or retaliatory actions from foreign governments; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2024, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share data)	2025	2024	2025	2024
Revenues and other income:
Sales and other operating revenues	$34,809	$35,107	$100,125	$105,727
Income from equity method investments	976	219	1,418	796
Net gain (loss) on disposal of assets	(2)	(2)	4	17
Other income	66	49	253	406
Total revenues and other income	35,849	35,373	101,800	106,946
Costs and expenses:
Cost of revenues (excludes items below)	31,200	32,144	90,585	95,682
Depreciation and amortization	841	846	2,423	2,511
Selling, general and administrative expenses	863	815	2,513	2,417
Other taxes	232	219	682	681
Total costs and expenses	33,136	34,024	96,203	101,291
Income from operations	2,713	1,349	5,597	5,655
Net interest and other financial costs	310	221	933	594
Income before income taxes	2,403	1,128	4,664	5,061
Provision for income taxes	460	113	765	779
Net income	1,943	1,015	3,899	4,282
Less net income attributable to:
Redeemable noncontrolling interest	—	6	—	21
Noncontrolling interests	573	387	1,387	1,187
Net income attributable to MPC	$1,370	$622	$2,512	$3,074

Per share data
Basic:
Net income attributable to MPC per share	$4.51	$1.88	$8.16	$8.85
Weighted average shares outstanding (in millions)	303	331	307	347

Diluted:
Net income attributable to MPC per share	$4.51	$1.87	$8.15	$8.83
Weighted average shares outstanding (in millions)	304	332	308	348

Capital Expenditures and Investments (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Refining & Marketing	$423	$369	$1,132	$961
Midstream	919	557	1,996	1,125
Renewable Diesel	16	3	18	6
Corporate(a)	32	21	85	63
Total	$1,390	$950	$3,231	$2,155

(a)Includes capitalized interest of $26 million, $14 million, $64 million and $38 million for the third quarter 2025, the third quarter 2024, the first nine months of 2025 and the first nine months of 2024, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Refining & Marketing margin(a)	$17.60	$14.63	$16.26	$17.08
Less:
Refining operating costs(b)	5.59	5.23	5.55	5.37
Distribution costs(c)	5.69	5.38	5.66	5.52
Other income(d)	(0.05)	(0.13)	(0.05)	(0.30)
Refining & Marketing segment adjusted EBITDA	$6.37	$4.15	$5.10	$6.49

Refining planned turnaround costs	$1.45	$1.05	$1.36	$1.41
Depreciation and amortization	1.54	1.64	1.52	1.70
Fees paid to MPLX included in distribution costs above	3.67	3.66	3.70	3.73

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Refining & Marketing - Supplemental Operating Data	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Refining & Marketing refined product sales volume (mbpd)(a)	3,783	3,644	3,689	3,531
Crude oil refining capacity (mbpcd)(b)	2,963	2,950	2,963	2,950
Crude oil capacity utilization (percent)(b)	95	94	94	91

Refinery throughputs (mbpd):
Crude oil refined	2,822	2,776	2,777	2,690
Other charge and blendstocks	183	204	195	206
Net refinery throughputs	3,005	2,980	2,972	2,896

Sour crude oil throughput (percent)	42	42	44	44
Sweet crude oil throughput (percent)	58	58	56	56

Refined product yields (mbpd):
Gasoline	1,464	1,494	1,492	1,464
Distillates	1,103	1,101	1,083	1,056
Propane	62	68	66	66
NGLs and petrochemicals	222	212	209	205
Heavy fuel oil	102	63	79	59
Asphalt	83	83	79	82
Total	3,036	3,021	3,008	2,932
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	66	87	62	83

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense.

Gulf Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$14.77	$13.66	$13.99	$16.01
Refining operating costs	4.70	3.96	4.65	4.18
Refining planned turnaround costs	0.58	0.67	0.94	1.41
Refining depreciation and amortization	0.96	1.39	0.97	1.43

Gulf Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Refinery throughputs (mbpd):
Crude oil refined	1,153	1,108	1,134	1,094
Other charge and blendstocks	152	194	158	179
Gross refinery throughputs	1,305	1,302	1,292	1,273

Sour crude oil throughput (percent)	54	55	56	56
Sweet crude oil throughput (percent)	46	45	44	44

Refined product yields (mbpd):
Gasoline	607	607	614	605
Distillates	460	484	461	465
Propane	34	38	37	37
NGLs and petrochemicals	145	127	133	126
Heavy fuel oil	65	60	56	52
Asphalt	19	17	17	16
Total	1,330	1,333	1,318	1,301
Inter-region refinery transfers included in throughput and yields above (mbpd)	36	66	37	53

Mid-Continent Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$19.88	$15.72	$16.97	$17.27
Refining operating costs	5.27	5.21	5.07	5.06
Refining planned turnaround costs	1.84	1.79	1.18	1.37
Refining depreciation and amortization	1.37	1.36	1.37	1.39

Refinery throughputs (mbpd):
Crude oil refined	1,147	1,129	1,146	1,106
Other charge and blendstocks	62	63	61	66
Gross refinery throughputs	1,209	1,192	1,207	1,172

Sour crude oil throughput (percent)	23	22	24	25
Sweet crude oil throughput (percent)	77	78	76	75

Refined product yields (mbpd):
Gasoline	615	624	630	617
Distillates	442	419	436	409
Propane	19	21	20	20
NGLs and petrochemicals	56	53	50	50
Heavy fuel oil	18	13	14	14
Asphalt	63	65	62	65
Total	1,213	1,195	1,212	1,175
Inter-region refinery transfers included in throughput and yields above (mbpd)	10	7	8	10

West Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$19.17	$14.47	$20.10	$19.19
Refining operating costs	7.72	7.38	8.17	8.07
Refining planned turnaround costs	2.45	0.20	2.64	1.25
Refining depreciation and amortization	1.49	1.27	1.49	1.36

Refinery throughputs (mbpd):
Crude oil refined	522	539	497	490
Other charge and blendstocks	35	34	38	44
Gross refinery throughputs	557	573	535	534

Sour crude oil throughput (percent)	59	59	63	62
Sweet crude oil throughput (percent)	41	41	37	38

Refined product yields (mbpd):
Gasoline	267	287	265	270
Distillates	202	218	188	196
Propane	9	9	9	9
NGLs and petrochemicals	27	37	32	34
Heavy fuel oil	53	28	46	29
Asphalt	1	1	—	1
Total	559	580	540	539
Inter-region refinery transfers included in throughput and yields above (mbpd)	20	14	17	20

Midstream Operating Statistics (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Pipeline throughputs (mbpd)(a)	6,024	6,036	6,088	5,852
Terminal throughputs (mbpd)	3,173	3,268	3,151	3,132
Gathering system throughputs (million cubic feet per day)(b)	6,906	6,737	6,663	6,527
Natural gas processed (million cubic feet per day)(b)	10,075	9,775	9,866	9,572
C2 (ethane) + NGLs fractionated (mbpd)(b)	677	635	657	644

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Renewable Diesel Financial Data (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Renewable Diesel margin(a)	8	17	$83	$49
Less:
Operating costs(b)	67	75	203	201
Distribution costs(c)	22	16	69	67
Other income(d)	(25)	(13)	(72)	(41)
Renewable Diesel segment adjusted EBITDA	$(56)	$(61)	$(117)	$(178)

Planned turnaround costs	$1	$3	$37	$5
JV planned turnaround costs	3	—	13	—
Depreciation and amortization	17	17	53	50
JV depreciation and amortization	22	22	67	67

(a)Sales revenue less cost of renewable inputs and purchased products.
(b)Excludes planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Select Financial Data (unaudited)

	September 30, 2025	June 30, 2025
(in millions of dollars)
Cash and cash equivalents	$2,654	$1,673
Total consolidated debt(a)	32,844	28,654
MPC debt	7,198	7,429
MPLX debt	25,646	21,225
Equity	23,889	23,264

(in millions)
Shares outstanding	301	304

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC and Adjusted Diluted Income Per Share
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance. Adjusted diluted income per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
We believe the use of adjusted net income attributable to MPC and adjusted diluted income per share provides us and our investors with important measures of our ongoing financial performance to better assess our underlying business results and trends. Adjusted net income attributable to MPC or adjusted diluted income per share should not be considered as a substitute for, or superior to net income attributable to MPC, diluted net income per share or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to MPC and adjusted diluted income per share may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Net income attributable to MPC	$1,370	$622	$2,512	$3,074
Pre-tax adjustments:
Gain on sale of assets	(738)	—	(738)	(151)
SRE(a)	(57)	—	(57)	—
Transaction-related costs	21	—	21	—
Tax impact of adjustments(b)	151	—	151	23
Non-controlling interest impact of adjustments	168	—	168	55
Adjusted net income attributable to MPC	$915	$622	$2,057	$3,001

Diluted income per share	$4.51	$1.87	$8.15	$8.83
Adjusted diluted income per share	$3.01	$1.87	$6.67	$8.62

Weighted average diluted shares outstanding	304	332	308	348

(a)    Small Refinery Exemption (“SRE”) credit under the Renewable Fuel Standard program
(b)Income taxes for the three and nine months ended September 30, 2025 were calculated by applying a federal statutory rate and a blended state tax rate to the pre-tax adjustments after non-controlling interest. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Net income attributable to MPC	$1,370	$622	$2,512	$3,074
Net income attributable to noncontrolling interests	573	393	1,387	1,208
Provision for income taxes	460	113	765	779
Net interest and other financial costs	310	221	933	594
Depreciation and amortization	841	846	2,423	2,511
Renewable Diesel JV depreciation and amortization	22	22	67	67
Refining & Renewable Diesel planned turnaround costs	401	290	1,141	1,121
Renewable Diesel JV planned turnaround costs	3	—	13	—
Gain on sale of assets	(738)	—	(738)	(151)
SRE(a)	(57)	—	(57)	—
Transaction-related costs	21	—	21	—
Adjusted EBITDA	$3,206	$2,507	$8,467	$9,203

(a)    Small Refinery Exemption (“SRE”) credit under the Renewable Fuel Standard program

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products. We use and believe our investors use this non-GAAP financial measure to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Refining & Marketing segment adjusted EBITDA	$1,762	$1,136	$4,141	$5,144
Plus (Less):
Depreciation and amortization	(426)	(448)	(1,237)	(1,345)
Refining planned turnaround costs	(400)	(287)	(1,104)	(1,116)
Selling, general and administrative expenses	677	639	1,968	1,910
Income from equity method investments	(3)	(29)	(11)	(46)
Net loss on disposal of assets	2	1	2	1
Other income	(36)	(16)	(155)	(309)
Refining & Marketing gross margin	1,576	996	3,604	4,239
Plus (Less):
Operating expenses (excluding depreciation and amortization)	3,032	2,783	8,819	8,498
Depreciation and amortization	426	448	1,237	1,345
Gross margin excluded from and other income included in Refining & Marketing margin(a)	(95)	(143)	(263)	(322)
Other taxes included in Refining & Marketing margin	(74)	(73)	(207)	(205)
Refining & Marketing margin	$4,865	$4,011	$13,190	$13,555

Refining & Marketing margin by region:
Gulf Coast	$1,724	$1,554	$4,796	$5,356
Mid-Continent	2,194	1,714	5,554	5,498
West Coast	947	743	2,840	2,701
Refining & Marketing margin	$4,865	$4,011	$13,190	$13,555

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.

Renewable Diesel Margin
Renewable Diesel margin is defined as sales revenue plus value attributable to qualifying regulatory credits earned during the period less cost of renewable inputs and purchased product costs. We use and believe our investors use this non-GAAP financial measure to evaluate our Renewable Diesel segment’s operating and financial performance. This measure should not be considered a substitute for, or superior to, Renewable Diesel gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Renewable Diesel Segment Adjusted EBITDA to Renewable Diesel Gross Margin and Renewable Diesel Margin (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Renewable Diesel segment adjusted EBITDA	$(56)	$(61)	$(117)	$(178)
Plus (Less):
Depreciation and amortization	(17)	(17)	(53)	(50)
JV depreciation and amortization	(22)	(22)	(67)	(67)
Planned turnaround costs	(1)	(3)	(37)	(5)
JV planned turnaround costs	(3)	—	(13)	—
Selling, general and administrative expenses	8	12	26	40
Income from equity method investments	(22)	(14)	(56)	(39)
Other income	(10)	—	(21)	—
Renewable Diesel gross margin	(123)	(105)	(338)	(299)
Plus (Less):
Operating expenses (excluding depreciation and amortization)	92	84	304	234
Depreciation and amortization	17	17	53	50
Martinez JV depreciation and amortization	22	21	64	64
Renewable Diesel margin	$8	$17	$83	$49